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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 8, 1998
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                               PICO HOLDINGS, INC.
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               (Exact name of registrant as specified in charter)


         California                  0-18786                     94-2723335
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


875 Prospect Street, Suite 301, La Jolla, California               92037
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      (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (619) 456-6022
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          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On May 8, 1998, the Registrant publicly announced that it was considering a proposal pursuant to which the Registrant would combine with Global Equity Corporation ("GEC"). A copy of the press release relating to this public announcement is attached hereto as Exhibit 99. At the present time, the Registrant owns, directly or indirectly, approximately 52% of GEC's outstanding common shares.

         It is anticipated that GEC's current shareholders would exchange their shares in GEC for newly issued shares of the Registrant, and GEC would become a wholly-owned subsidiary of the Registrant. The exchange ratio has not yet been determined and there can be no assurance that any transaction will result from these discussions.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PICO HOLDINGS, INC.

Date: May 20, 1998                     By: /s/ Gary W. Burchfield
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                                           Gary W. Burchfield
                                           Chief Financial Officer and Treasurer

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                                 EXHIBIT INDEX
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Exhibit Number                               Description
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           99.        May 8, 1998 Joint Press Release between PICO Holdings,
                      Inc. and Global Equity Corporation.

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